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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 31, 2001
Date of report (Date of earliest event reported)

MACKIE DESIGNS INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification Number)

16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of Principal Executive Offices) (Zip Code)

(425) 487-4333
(Registrant's Telephone Number,
Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Item 5.  Other Events.

    On August 14, 2001, the registrant filed its Form 10-Q for the quarter ended June 30, 2001. At that time, the registrant was in violation of certain of its financial covenants with respect to its U.S.-based borrowings and did not have a waiver for those violations as of the filing date.

    In August 2001, the registrant negotiated a restructuring of its financial covenants with its U.S. lender. This restructuring provided for a waiver of the covenant violations for the quarter ended June 30, 2001, a grace period for the quarter ending September 30, 2001 and a gradual phasing in of the newly negotiated covenant requirements by September 30, 2002. The registrant believes that it will be in compliance with its covenants at each quarterly measurement date over the next twelve months. Further, had this restructuring been in place as of August 14, 2001, the Company would not have classified its U.S.-based revolving note ($28.8 million) as a current liability in the June 30, 2001 balance sheet included in the Form 10-Q for the second quarter under the caption, "Long-term debt callable under covenant provisions."

    The restructuring of the financial covenants is documented in the Eighth Amendment to the Credit Agreement dated June 29, 1998 between Mackie Designs Inc. and U.S. Bank National Association and is attached hereto as Exhibit 10.23.

Item 7(c).  Exhibits.

Exhibit 10.23	—	Eighth Amendment dated August 31, 2001 to Credit Agreement dated June 29, 1998 between Mackie Designs Inc. and U.S. Bank National Association.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKIE DESIGNS INC.

Date: August 31, 2001	/s/ WILLIAM A. GARRARD William A. Garrard, Vice President—Chief Financial Officer

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SIGNATURES